UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2007
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 South Price Road
Chandler, Arizona 85248
(Address of Principal
Executive Offices)
(480) 821-5000
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On March 30, 2007, Amkor Technology Korea, Inc., a Korean corporation (the “Borrower”) and a wholly-owned subsidiary of Amkor Technology, Inc. (the “Company”), entered into that certain Credit Facility Agreement (the “Korean Credit Agreement”) and certain agreements ancillary thereto (such agreements together with the Korean Credit Agreement, the “Korean Loan Documents”) with Woori Bank, a Korean banking entity (“Woori Bank”), pursuant to which Borrower will obtain a $300 million term loan from Woori Bank (the “Transaction”), the proceeds of which will be used to refinance and replace obligations of the Company under the Second Lien Credit Agreement, dated as of October 27, 2004, as amended (the “Second Lien Credit Agreement”), with Citicorp North America, Inc. as Administrative Agent (“Citibank”). The Korean Credit Agreement is subject to General Terms and Conditions for Bank Credit Transactions, and an Additional Agreement between the Borrower and Woori Bank. The Borrower has also entered into a Kun-mortgage Agreement in favor of Woori Bank, pursuant to which Borrower will mortgage substantially all its land, factories and equipment located in Korea as security for its obligations under the Korean Loan Documents. The Korean Credit Agreement will not be secured by any collateral located outside of Korea.
     In connection with the Korean Credit Agreement, the Company has executed a Kun-Guaranty (the “Guaranty”) in favor of Woori pursuant to which the Company will guaranty on an unsecured basis, the Borrower’s performance and obligations under the Korean Loan Documents.
     The loan proceeds under the Korean Credit Agreement are to be paid into an escrow for distribution directly to Citibank following notice of prepayment by the Company to Citibank of all of the Company’s obligations under the Second Lien Credit Agreement. The proceeds under the Korean Credit Agreement, together with prepayment and other expenses and accrued and unpaid interest to be paid by the Company, will be sufficient to repay all obligations of the Company under the Second Lien Credit Agreement. Following such repayment, all of the obligations of the Company and the guarantors under the Second Lien Credit Agreement will be discharged and all collateral securing such obligations is to be released.
     On March 28, 2007, the Company executed a Second Amendment (the “Second Amendment”) to the Loan and Security Agreement (the “First Lien Loan and Security Agreement”) with the lenders party to the First Lien Loan and Security Agreement and Bank of America, N.A. as administrative agent for the lenders. The Second Amendment amends the definition of “Permitted Bank Debt” in the First Lien Loan and Security Agreement to allow the Transaction to qualify as Permitted Bank Debt under the terms thereof.
     The press release announcing the Transaction is included herein as an exhibit. The Second Lien Credit Agreement was previously filed with the Securities and Exchange Commission (the “SEC”) on November 11, 2004, and the First Lien Loan and Security Agreement was previously filed with the SEC on December 2, 2005. The Korean Loan Documents will be filed shortly after receipt of expected approval of the Transaction by the Bank of Korea.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Text of Press Release Dated April 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     AMKOR TECHNOLOGY, INC.

AMKOR TECHNOLOGY, INC.
Date: April 02, 2007	By:	/s/ KENNETH T. JOYCE
		Name:	Kenneth T. Joyce
		Title:	Executive Vice President and Chief Financial Officer